EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on
Form S-1 (File No.   ) of our report dated August 24, 1995, on our audits of the financial statements of Aegis Health Systems, Inc. as of December 31, 1994, and 1993, and for each of the three years in the period ended December 31, 1994,
which report is included in the Registration Statement on Form S-1 (File No.   )
dated June 28, 1996 of PhyMatrix Corp.


/s/ Coopers & Lybrand L.L.P.

Oklahoma City, Oklahoma
July 11, 1996